UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Quince Orchard Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2024, Novavax, Inc. (the “Company”) and The Secretary of State for Health and Social Care, acting as part of the Crown, through the UK Health Security Agency (the “Authority”), entered into a Termination and Settlement Agreement (the “Settlement Agreement”) and a Letter of Amendment to the Settlement Agreement (the “Settlement Agreement Amendment”), relating to the Amended and Restated SARS-COV-2 Vaccine Supply Agreement effective July 1, 2022 (the “Amended and Restated Supply Agreement”) by and between the Company and the UK Secretary of State for Business, Energy and Industrial Strategy, acting on behalf of the Crown, settling the disputes regarding the Amended and Restated Supply Agreement and releasing both parties of all claims arising out of or connected with the Amended and Restated Supply Agreement.

Under the terms of the Settlement Agreement, the Authority and the Company agreed to terminate the Amended and Restated Supply Agreement and to fully settle the outstanding amount under dispute related to upfront payments previously received by the Company from the Authority under the Amended and Restated Supply Agreement. Pursuant to the Settlement Agreement, the Company agreed to pay a refund of $123.8 million (the “Settlement Payment”) to the Authority in equal quarterly installments of 10.3 million over a three year period, ending on June 30, 2027. The Settlement Payment amount includes a $11.3 million provision for interest over the period and may be avoided if the Company chooses to accelerate payments. Under the terms of the Settlement Agreement Amendment, the Authority and the Company agreed to make the first quarterly installment payment due on November 30, 2024.

The foregoing descriptions of the material terms of the Settlement Agreement and the Settlement Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended J December 31, 2024.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the parties’ entry into the Settlement Agreement, the Company and the Authority terminated the Amended and Restated Supply Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: November 5, 2024	By:	/s/ Mark J. Casey
	Name:	Mark J. Casey
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary